Exhibit 10.2

                                 AMENDMENT NO. 1
                                       TO
                          REGISTRATION RIGHTS AGREEMENT

         THIS AMENDMENT NO. 1 (this "Amendment"), dated as of July 21, 2000, is made between OPEN PLAN SYSTEMS, INC., a Virginia corporation ("OPS") and GREAT LAKES CAPITAL, LLC, a Delaware limited liability company ("LLC"), and amends that certain Registration Rights Agreement dated June 17, 1998 between OPS and LLC (the "Original Agreement").

                              W I T N E S S E T H:

         WHEREAS,   OPS  and  LLC  entered  into  a  Management  and  Consulting
Agreement, dated as of June 17, 1998 (the "Consulting Agreement"), under which LLC agreed to provide certain management and consulting services; and

         WHEREAS, in consideration for such management and consulting services to be provided by LLC under the Consulting Agreement, OPS entered into a Non-Qualified Stock Option Agreement with LLC, dated as of June 17, 1998 (the "Stock Option Agreement"), for the purchase by LLC of up to 600,000 shares (the "Option Shares") of the Common Stock, without par value, of OPS (the "Common Stock"); and

         WHEREAS, in connection with the execution of the Consulting Agreement, OPS issued 200,000 shares of Common Stock to LLC upon payment of the purchase price therefor as stated in the Consulting Agreement (the "Common Shares"); and

         WHEREAS, OPS and LLC entered into the Original Agreement in order to provide certain registration rights to LLC in order to facilitate the resale of the Option Shares, the Common Shares and certain additional shares of Common Stock that LLC and its Affiliates might acquire following the date of the Consulting Agreement; and

         WHEREAS, concurrently with the execution of the Original Agreement, OPS, LLC and Great Lakes Capital, Inc., a Delaware corporation ("GLC"), entered into a certain Voting and Standstill Agreement dated June 17, 1998 (the "Standstill Agreement") in order to establish certain conditions of LLC's and GLC's relationship with OPS, including limiting, in general, the ownership by LLC and its affiliates to no greater than 21.0% of the "Adjusted Outstanding Shares" of Common Stock of the Company, as such term is defined in the Standstill Agreement; and

         WHEREAS, OPS, LLC and GLC have entered into an Amendment No. 1 to the Voting and Standstill Agreement dated July 21, 2000 (the "Standstill
Amendment"), concurrently with the execution of this Amendment in order to permit LLC and its affiliates to acquire Common Stock up to 25.0% of Adjusted Outstanding Shares; and


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         WHEREAS,  the parties hereto desire to amend the Original  Agreement in order to provide registration rights for certain additional acquisitions of OPS Common Stock by LLC and its affiliates as now permitted by the Standstill Agreement (as amended by the Standstill Amendment).

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, OPS and LLC hereby agree as follows:

         Section 1. Definitions. Terms used herein and not defined which are defined in the Original Agreement shall have for the purposes hereof the respective meanings set forth therein.

         Section 2. Amendments to the Original Agreement. The Original Agreement is amended as follows:

         Subsection (a) of Article I is deleted in its entirety and the following substituted therefor:

                        (a) "Additional Shares" shall mean shares of Common Stock that LLC and its Affiliates may acquire following the date of the Consulting Agreement on the open market, in privately negotiated transactions and/or directly from OPS so that LLC and its Affiliates would beneficially own no greater than that number of shares permitted by the Standstill Agreement (as amended by the Standstill Amendment); provided, that the shares of Common Stock that LLC and its Affiliates may acquire pursuant to any benefit plan of OPS or any of its Affiliates shall not be deemed to be Additional Shares.

         Section 3. Temporary Waiver. LLC hereby waives all rights granted in Section 2.2 "Registration Requirements" of the Original Agreement, as amended by this Amendment, for a period beginning on the date hereof and ending on November 1, 2000. With respect to this Section 3, it is the sole intention of the parties to defer the obligations of OPS under Section 2.2 of the Original Agreement, as amended by this Amendment, until November 1, 2000; accordingly, no other time period set forth in such Original Agreement, as amended by this Amendment, shall be, or be deemed to be, otherwise extended or modified.

         Section 4. Integration; Confirmation. On and after the date hereof, each reference in the Original Agreement to "this Agreement," "herein," "hereunder," or words of similar import, shall be deemed to be a reference to the Original Agreement as amended by this Amendment. Except as expressly modified by this Amendment, all other terms and provisions of the Agreement shall continue in full force and effect and unchanged and are hereby confirmed in all respects. No novation is intended. If there is any conflict between this Amendment and the Original Agreement, this Amendment shall control.

         Section 5. Governing Law. This Amendment shall be governed by and construed in accordance with the domestic substantive law of the Commonwealth of Virginia, without giving effect to any choice or conflict of law provision or rule that would cause the application of the law of any other jurisdiction.



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         Section 6.     Name, Captions.  The name assigned to this Amendment and
the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof.

         Section 7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Amendment to be executed, as of the date first above written, by their respective officers thereunto duly authorized.


                                        OPEN PLAN SYSTEMS, INC.


                                        By:  /s/ Anthony F. Markel
                                           -------------------------------------
                                             Anthony F. Markel
                                             Chairman of the Board


                                        GREAT LAKES CAPITAL, LLC


                                        By:  /s/ W. Sydnor Settle
                                           -------------------------------------
                                             W. Sydnor Settle
                                             Manager







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